Exhibit (h)(iv)(3)

SECOND AMENDMENT TO THE

MASTER AMENDED AND RESTATED

SECURITIES LENDING AUTHORIZATION AGREEMENT

BETWEEN

SPDR SERIES TRUST, SPDR INDEX SHARES, SSGA ACTIVE TRUST,

and SSGA MASTER TRUST

AND

STATE STREET BANK AND TRUST COMPANY

This Second Amendment (this “Amendment”) dated August 22, 2019 among SPDR SERIES TRUST, SPDR INDEX SHARES, SSGA ACTIVE TRUST, and SSGA MASTER TRUST, each an open-end management investment company, organized as a Massachusetts business trust, on behalf of each of its respective series as listed on Schedule B hereto, severally and not jointly, each a registered management investment company organized and existing under the laws of Massachusetts (each, a “Trust”), and STATE STREET BANK AND TRUST COMPANY acting either directly or through any State Street Affiliates (collectively, “State Street”).

Reference is made to the Securities Lending Authorization Agreement, dated the 6th day of January, 2017 as amended by a First Amendment dated April 12, 2019 (as in effect immediately prior to the date of this Amendment, the “Agreement”), between each Trust and State Street.

WHEREAS, the parties to the Agreement desire to amend the Agreement as set forth below;

NOW, THEREFORE, for value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement as follows:

1.    Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2.    Amendment.

Schedule B to the Agreement is hereby amended by deleting it in its entirety and replacing it with the revised Schedule B attached to this Amendment.

3.    Representations and Warranties. Each party hereto represents and warrants that (a) it has the legal right, power and authority to execute and deliver this Amendment, to enter into the transactions contemplated hereby, and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery and performance; and (c) this Amendment constitutes a legal, valid and binding obligation enforceable against it.

4.    Governing Law; Miscellaneous. This Amendment shall be governed and construed in accordance with the governing law of the Agreement. Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified, and the Agreement is ratified and affirmed as being in full force and effect. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts, together, constitute only one (1) instrument.

5.    Effective Date: This Amendment shall be effective as of the date first written above.

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Exhibit (h)(iv)(3)

IN WITNESS WHEREOF, each of the parties has caused their duly authorized officer(s) to execute this First Amendment.

SPDR SERIES TRUST, on behalf of each of its respective series as listed on Schedule B, severally and not jointly

By:	/s/ Ann M. Carpenter
Name:	Ann M. Carpenter
Title:	Vice President

SPDR INDEX SHARES, on behalf of each of its respective series as listed on Schedule B, severally and not jointly

By:	/s/ Ann M. Carpenter
Name:	Ann M. Carpenter
Title:	Vice President

SSGA ACTIVE TRUST, on behalf of each of its respective series as listed on Schedule B, severally and not jointly

By:	/s/ Ann M. Carpenter
Name:	Ann M. Carpenter
Title:	Vice President

SSGA MASTER TRUST, on behalf of each of its respective series as listed on Schedule B, severally and not jointly

By:	/s/ Ann M. Carpenter
Name:	Ann M. Carpenter
Title:	Vice President

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Francesco Squillacioti
Name:	Francesco Squillacioti
Title:	Senior Managing Director

Exhibit (h)(iv)(3)

Schedule B

This Schedule is attached to and made part of the Master Amended and Restated Securities Lending Authorization Agreement, dated the 6th day of January, 2017 among SPDR SERIES TRUST, SPDR INDEX SHARES, SSGA ACTIVE TRUST, and SSGA MASTER TRUST, EACH ON BEHALF OF EACH OF ITS RESPECTIVE SERIES AS LISTED ON SCHEDULE B HERETO, SEVERALLY AND NOT JOINTLY (the “Funds”), and STATE STREET BANK AND TRUST COMPANY acting either directly or through the State Street Affiliates (collectively, “State Street”).

Portfolio Name	Taxpayer Identification Number [REDACTED]	Fund Code [REDACTED]	Tax Year End
SPDR Index Shares Funds
SPDR Dow Jones Global Real Estate ETF			9/30
SPDR Dow Jones International Real Estate ETF			9/30
SPDR MSCI ACWI ex-US ETF			9/30
SPDR MSCI ACWI IMI ETF			9/30
SPDR MSCI ACWI Low Carbon Target ETF			9/30
SPDR Solactive Canada ETF			9/30
SPDR MSCI EAFE StrategicFactors ETF			9/30
SPDR MSCI EAFE Fossil Fuel Reserves Free ETF			9/30
SPDR MSCI Emerging Markets Fossil Fuel Reserves Free ETF			9/30
SPDR MSCI Emerging Markets StrategicFactors ETF			9/30
SPDR Solactive Germany ETF			9/30
SPDR Solactive Japan ETF			9/30
SPDR Solactive United Kingdom ETF			9/30
SPDR MSCI World StrategicFactors ETF			9/30
SPDR S&P China ETF			9/30
SPDR S&P Emerging Asia Pacific ETF			9/30
SPDR S&P Emerging Markets Dividend ETF			9/30
SPDR Portfolio Emerging Markets ETF			9/30
SPDR S&P Emerging Markets Small Cap ETF			9/30
SPDR S&P Global Dividend ETF			9/30
SPDR S&P Global Infrastructure ETF			9/30
SPDR S&P Global Natural Resources ETF			9/30
SPDR S&P International Dividend ETF			9/30
SPDR S&P International Small Cap ETF			9/30
SPDR S&P North American Natural Resources ETF			9/30
SPDR Portfolio Developed World ex-US ETF			9/30
SPDR EURO STOXX 50 ETF			9/30
SPDR EURO STOXX Small Cap ETF			9/30
SPDR STOXX Europe 50 ETF			9/30
SPDR Solactive Hong Kong ETF			9/30

SPDR Series Trust
SPDR Bloomberg Barclays 1-10 Year TIPS ETF			6/30
SPDR Bloomberg Barclays 1-3 Month T-Bill ETF			6/30
SPDR Portfolio Aggregate Bond ETF			6/30
SPDR Bloomberg Barclays Convertible Securities ETF			6/30
SPDR Bloomberg Barclays Emerging Markets Local Bond ETF			9/30

1

SPDR Bloomberg Barclays High Yield Bond ETF	6/30
SPDR Portfolio Intermediate Term Corporate Bond ETF	6/30
SPDR Bloomberg Barclays Intermediate Term Treasury ETF	6/30
SPDR Bloomberg Barclays International Corporate Bond ETF	9/30
SPDR Bloomberg Barclays International Treasury Bond ETF	9/30
SPDR Bloomberg Barclays Investment Grade Floating Rate ETF	6/30
SPDR Bloomberg Barclays Corporate Bond ETF	6/30
SPDR Portfolio Long Term Corporate Bond ETF	6/30
SPDR Portfolio Long Term Treasury ETF	6/30
SPDR Bloomberg Barclays Mortgage Backed Bond ETF	6/30
SPDR Portfolio Short Term Corporate Bond ETF	6/30
SPDR Bloomberg Barclays Short Term High Yield Bond ETF	6/30
SPDR Bloomberg Barclays Short Term International Treasury Bond ETF	9/30
SPDR Portfolio Short Term Treasury ETF	6/30
SPDR Bloomberg Barclays TIPS ETF	6/30
SPDR Nuveen Bloomberg Barclays Municipal Bond ETF	6/30
SPDR Nuveen Bloomberg Barclays Short Term Municipal Bond ETF	6/30
SPDR ICE BofAML Broad High Yield Bond ETF	6/30
SPDR FTSE International Government Inflation-Protected Bond ETF	9/30
SPDR Dorsey Wright Fixed Income Allocation ETF	6/30
SPDR Dow Jones REIT ETF	6/30
SPDR FactSet Innovative Technology ETF	6/30
SPDR Global Dow ETF	6/30
SPDR NYSE Technology ETF	6/30
SPDR MSCI USA StrategicFactors ETF	6/30
SPDR Portfolio Large Cap ETF	6/30
SPDR SSGA US Large Cap Low Volatility Index ETF	6/30
SPDR Russell 1000 Low Volatility Focus ETF	6/30
SPDR Russell 1000 Momentum Focus ETF	6/30
SPDR Russell 1000 Yield Focus ETF	6/30
SPDR Portfolio Small Cap ETF	6/30
SPDR SSGA US Small Cap Low Volatility Index ETF	6/30
SPDR Portfolio Total Stock Market ETF	6/30
SPDR Nuveen S&P High Yield Municipal Bond ETF	6/30
SPDR Portfolio Mid Cap ETF	6/30
SPDR S&P 1500 Momentum Tilt ETF	6/30
SPDR S&P 1500 Value Tilt ETF	6/30
SPDR S&P 400 Mid Cap Growth ETF	6/30
SPDR S&P 400 Mid Cap Value ETF	6/30
SPDR S&P 500 Buyback ETF	6/30
SPDR S&P 500 Fossil Fuel Reserves Free ETF	6/30
SPDR Portfolio S&P 500 Growth ETF	6/30
SPDR Portfolio S&P 500 High Dividend ETF	6/30
SPDR Portfolio S&P 500 Value ETF	6/30
SPDR S&P 600 Small Cap ETF	6/30
SPDR S&P 600 Small Cap Growth ETF	6/30
SPDR S&P 600 Small Cap Value ETF	6/30
SPDR S&P Aerospace & Defense ETF	6/30
SPDR S&P Bank ETF	6/30
SPDR S&P Biotech ETF	6/30
SPDR S&P Capital Markets ETF	6/30

2

Exhibit (h)(iv)(3)

SPDR S&P Dividend ETF	6/30
SPDR S&P Health Care Equipment ETF	6/30
SPDR S&P Health Care Services ETF	6/30
SPDR S&P Homebuilders ETF	6/30
SPDR S&P Insurance ETF	6/30
SPDR S&P Internet ETF	6/30
SPDR S&P Metals & Mining ETF	6/30
SPDR S&P Oil & Gas Equipment & Services ETF	6/30
SPDR S&P Oil & Gas Exploration & Production ETF	6/30
SPDR S&P Pharmaceuticals ETF	6/30
SPDR S&P Regional Banking ETF	6/30
SPDR S&P Retail ETF	6/30
SPDR S&P Semiconductor ETF	6/30
SPDR S&P Software & Services ETF	6/30
SPDR S&P Technology Hardware ETF	6/30
SPDR S&P Telecom ETF	6/30
SPDR S&P Transportation ETF	6/30
SPDR SSGA Gender Diversity Index ETF	6/30
SPDR Wells Fargo Preferred Stock ETF	6/30
SPDR S&P Kensho Intelligent Structures ETF	6/30
SPDR S&P Kensho Smart Mobility ETF	6/30
SPDR S&P Kensho Future Security ETF	6/30
SPDR S&P Kensho New Economies Composite ETF	6/30
SPDR S&P Kensho Clean Power ETF	6/30
SPDR S&P Kensho Final Frontiers ETF	6/30

SSGA Active Trust
SPDR Blackstone / GSO Senior Loan ETF	6/30
SPDR DoubleLine Emerging Markets Fixed Income ETF	6/30
SPDR DoubleLine Short Duration Total Return Tactical ETF	6/30
SPDR DoubleLine Total Return Tactical ETF	6/30
SPDR MFS Systematic Core Equity ETF	6/30
SPDR MFS Systematic Growth Equity ETF	6/30
SPDR MFS Systematic Value Equity ETF	6/30
SPDR SSGA Global Allocation ETF	6/30
SPDR SSGA Income Allocation ETF	6/30
SPDR SSGA Multi-Asset Real Return ETF	6/30
SPDR SSGA Ultra Short Term Bond ETF	6/30
SPDR SSGA US Sector Rotation ETF	6/30
SPDR SSGA Fixed Income Sector Rotation ETF	6/30

SSGA Master Trust
Blackstone / GSO Senior Loan ETF	6/30

3